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                                                                     Exhibit 3.2


[GENCORP LOGO]





                           AMENDED CODE OF REGULATIONS

                                       OF

                                  GENCORP INC.

                             AMENDED MARCH 29, 2000





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                           AMENDED CODE OF REGULATIONS
                                       OF
                                  GENCORP INC.


ARTICLE 1.

SHAREHOLDERS' MEETINGS.

SECTION 1.  ANNUAL MEETING.

     The Annual Meeting of the shareholders shall be held at the principal office of the Corporation in the State of Ohio, or at such other place in or outside of the State of Ohio as shall be designated in the notice of such meeting on such date and at such hour during the month of March as may be fixed by the Board of Directors, for the purpose of electing Directors and for considering reports to be laid before said Meeting. Upon due notice there may also be considered and acted upon at an Annual Meeting any matter which could properly be considered and acted upon at a Special Meeting, in which case and for which purpose the Annual Meeting shall also be considered as and shall be a Special Meeting. In the event the Annual Meeting is not held, or if the Directors are not elected thereat, a Special Meeting may be called and held for that purpose.

SECTION 2.  SPECIAL MEETINGS.

     Special Meetings of the shareholders may be called by the Chairman of the Board, the President or a Vice President, or by a majority of the members of the Board of Directors acting with or without a meeting, or by the persons who hold of record an aggregate of at least twenty-five percent (25%) of the voting power of the shares outstanding and entitled to be voted on the proposals to be submitted at said meeting.

     Upon the request in writing delivered to the President or Secretary by any persons entitled to call a meeting of shareholders, it shall be the duty of the President or Secretary to give notice to shareholders, and if such request be refused, then the persons making such request may call a meeting by giving notice in the manner hereinafter provided.

     Special meetings of shareholders may be held at such place in or outside of the State of Ohio as shall be designated in the notice of such meeting.

SECTION 3.  NOTICE OF MEETINGS.

     Notice of all shareholders' meetings, whether annual or special, shall be given in writing by the President or a Vice President or the Secretary or an Assistant Secretary (or in case of their refusal, by the person or persons entitled to call meetings under the provisions of Section 2 of this Article 1), which notice shall state the purpose or purposes for which the meeting is called and the time when and place where it is to be held. Not more than sixty (60) nor less than seven (7) days prior to any such meeting, a copy of such notice shall be served upon or mailed to each shareholder


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of record entitled to vote at such meeting or entitled to notice thereof, directed, postage prepaid, to his last address as it appears upon the records of the Corporation.

SECTION 4.  WAIVER OF NOTICE.

     Notice of shareholders' meetings shall not be required to be given to those shareholders who attend the meeting either in person or by proxy or if waived, either before or after the meeting, by written assent, filed with or entered upon the records of such meeting, of shareholders not so attending who are entitled to notice.

SECTION 5.  RECORD DATE; CLOSING OF TRANSFER BOOKS.

     The Board of Directors may fix a date not exceeding sixty (60) days preceding any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of such meeting and entitled to vote thereat, and may close the books of the Corporation against transfer of shares during the whole or any part of such period.

     If the Board of Directors shall not fix a record date as aforesaid, the shareholders of record at the close of business on the fifteenth (15th) day prior to the date of the meeting shall be the shareholders entitled to notice of such meeting, and the shareholders of record at the close of business on the tenth (10th) day prior to the date of the meeting shall be the shareholders entitled to vote thereat.

     At any meeting of shareholders a list of shareholders entitled to vote, alphabetically arranged, showing the address, number, classes of shares held by each on the record date fixed as hereinbefore provided shall be produced on the request of any shareholder and such list shall be prima facie evidence of the ownership of shares and of the right of shareholders to vote, when certified by the Secretary of the Corporation or by the agent of the Corporation having charge of the transfer of shares.

SECTION 6.  VOTING.

     Except as otherwise provided in the Articles of Incorporation, every shareholder of record shall be entitled at each meeting of shareholders to one
(1) vote for each share on which no installment is overdue and unpaid standing in his name on the books of the Corporation at the record date fixed as provided in Section 5 above.

     In all cases, except where otherwise provided by Statute or by the Articles of Incorporation or this Code of Regulations, a majority of the votes cast shall control.


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SECTION 7.  PROXIES.

     At any meeting of the shareholders, any shareholder of record entitled to vote may be represented and may vote by proxy or proxies appointed by an instrument in a form permitted by chapter 1701 of the Ohio Revised Code (or any successor provision) within eleven (11) months prior to the date of its use (unless the instrument provides for a longer period).

     In the event that such authorization shall designate three (3) or more persons to act as proxies, a majority of such persons present at the meeting, or if only one (1) shall be present then that one (1), shall have and may exercise all of the powers conferred by such authorization upon all of the persons so designated unless the authorization shall otherwise provide.

SECTION 8.  ORGANIZATION OF MEETINGS.

     Any meeting of shareholders having been called to order, the presiding officer may appoint three (3) Inspectors, who shall determine whether or not a quorum is present, and in connection with the election of Inspectors by the shareholders hereinafter referred to, shall decide all questions concerning the qualifications of voters, the validity of proxies, the acceptance or rejection of votes and the result of the vote. After a quorum has been determined to be present any shareholder entitled to vote may request the election of three (3) Inspectors, who shall thereupon be elected by the vote of a majority of the shareholders present in person or by proxy and entitled to vote at such meeting. The Inspectors so elected shall thereafter at said meeting decide all questions concerning the qualification of voters, the validity of proxies, the acceptance or rejection of votes and shall receive and count the votes upon any election or question submitted to the meeting, shall determine the result of the vote and make a certificate thereof to be filed with the minutes of the meeting.

     In the event that no shareholder requests the election of Inspectors by the shareholders as aforesaid, the Inspectors appointed by the presiding officer pursuant to the provisions of the first paragraph of this section shall have all of the powers and duties set forth above in respect to Inspectors elected by the shareholders.

     No Inspector, whether appointed or elected, need be a shareholder.

SECTION 9.  QUORUM.

     At any meeting of shareholders, either annual or special, the presence in person or by proxy of the holders of record of shares entitling them to exercise a majority of the voting power of the outstanding shares of a class of stock shall be necessary to constitute a quorum of that class. If there be no quorum of a particular class of stock at the time when and place where any such meeting at which that class is entitled to vote is called to be held, the holders of shares of that class entitling them to exercise a majority of the voting power of that class present in person or represented by proxy may adjourn the meeting as to that class from time to time without notice other than by announcement at the meeting until a quorum of that class exists. No business shall be transacted at


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any such adjourned meeting except such as might have been lawfully transacted by that class at the original meeting.

     In the event that at any meeting at which the holders of more than one (1) class are entitled to vote a quorum of any class is lacking, the holders of the class or classes represented by a quorum may proceed with the transaction of the business to be transacted by the respective classes, and if such business is the election of Directors, the Directors whose successors shall not have been elected shall continue in office until their successors shall have been elected and qualified.

     For purposes of the preceding paragraphs of this Section 9, whenever any series of any class of stock is entitled to vote separately as a series with respect to any matter, such series shall be deemed to be a "class" as that term is used in such preceding paragraphs insofar as that matter is concerned, and whenever two (2) or more classes of stock are entitled to vote only jointly as a single class and not as separate classes with respect to any matter, such classes shall together be deemed to be a single "class" as that term is used in such preceding paragraphs insofar as that matter is concerned.

SECTION 10.  ACTION WITHOUT MEETING.

     Any action which may be authorized or taken at any meeting of shareholders may be authorized or taken without a meeting in a writing, or writings, signed by all the shareholders who would be entitled to notice of a meeting of shareholders held for such purpose, which writing, or writings, shall be filed or entered upon the records of the Corporation.

SECTION 11.  ACCOUNTS AND REPORTS TO SHAREHOLDERS.

     Adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, shall be kept and maintained. Except for unreasonable or improper purposes, books of accounts, lists of shareholders, voting trust agreements, if any, and the minutes of meetings of the shareholders and Directors shall be open to the inspection of every shareholder at all reasonable times, provided, however, that any shareholder may be required by the officers of the Corporation to satisfy them or the Board of Directors that the information sought by such inspection is desired in good faith and will not be used to the detriment of the Corporation.

     At the Annual Meeting, or any other meeting at which Directors are to be elected, the officers of the Corporation shall lay before the shareholders a statement of profit and loss and a balance sheet containing a summary of the assets and liabilities, a summary of profits earned, dividends paid and other changes in the surplus accounts of the Corporation, made up to a date not more than four (4) months before said meeting from the date up to which the last preceding statement, account and balance sheet were made. A certificate signed by the President or Vice President or the Treasurer or an Assistant Treasurer or by a public accountant or firm of public accountants shall be appended to such statement of profit and loss and to the balance sheet, stating that they present fairly the


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financial position of the Corporation and the results of its operations in conformity with generally accepted accounting practices applied on a consistent basis with that of the preceding period.

     The officers of the Corporation, upon written request of any shareholder made within sixty (60) days after notice of any such meeting, shall, not later than the fifth (5th) day after receiving such request or the fifth (5th) day before the meeting, whichever is the later date, mail to such requesting shareholder a copy of the financial statements to be laid before the shareholders at such meeting.

SECTION 12.  ORDER OF BUSINESS.

     At all shareholders' meetings the order of business shall be as established from time to time by the Board of Directors.


ARTICLE 2.

BOARD OF DIRECTORS.

SECTION 1.  POWERS, NUMBER AND TERM OF OFFICE.

     The property and business of the Corporation shall be controlled, and its powers and authorities vested in and exercised, by a Board of Directors of not less than seven (7) (to the extent consistent with applicable law) nor more than seventeen (17) Directors, as shall be determined and fixed from time to time by the Board of Directors. Subject to the provisions of Article EIGHTH of the Articles of Incorporation, Directors shall be elected annually at the Annual Meeting of Shareholders or if not so elected, at a Special Meeting of Shareholders called for that purpose. Each Director shall hold office until the next meeting of shareholders at which his successor is elected, or until his resignation, removal from office, or death, whichever is earlier.

SECTION 2.  CHANGES IN NUMBER OF DIRECTORS.

     Subject to the numerical limitations contained in Section 1 of this Article 2, and except as may be provided in the Articles of Incorporation (as it may be duly amended from time to time) relating to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation of the Corporation to elect, by separate class vote, additional Directors, the number of Directors on the Board may be increased or reduced by the affirmative vote of (i) a majority of the members of the Board of Directors then in office or (ii) the holders of not less than eighty percent (80%) of the total voting power of the Corporation entitled to elect Directors, voting jointly as a single class, but no reduction shall have the effect of removing any Director prior to the expiration of his term of office.

SECTION 3.  QUALIFICATION OF DIRECTORS.



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     Within sixty (60) days after his election a Director shall qualify by accepting his election as a Director either in writing or by acting at a meeting of the Board of Directors.

SECTION 4.  VACANCIES.

     In the event of the failure of a Director to so qualify, or in the event of his being declared of unsound mind by order of court, or in the event of his being adjudicated a bankrupt, his office may be declared vacant by the Board of Directors. Any vacancy including vacancies resulting from death or resignation, if occurring in the office of a Director for whom the holders of a particular class of stock are entitled to vote, may be filled by the vote of a majority of the remaining Directors for whom such shareholders are entitled to vote, although such majority is less than a quorum. Subject to the provisions of the preceding sentence, any vacancy or vacancies in the office of Director may be filled by the affirmative vote of a majority of the members of the Board of Directors then in office. Within the meaning of this Section 4 a vacancy or vacancies shall also be deemed to exist in case the shareholders shall fail at any time to elect the full Board of authorized Directors or in case the Board of Directors shall increase the authorized number of Directors.

SECTION 5.  MEETINGS.

     Meetings of the Board of Directors may be held at any time in or outside the State of Ohio.

     The Board of Directors may by resolution provide for regular meetings to be held at such times and places as it may determine, and such meetings may be held without further notice.

     Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President of the Corporation, or by not less than one-third (1/3) of the Directors then in office. Notice of the time and place of such meeting shall be served upon or telephoned to each Director at least twenty-four
(24) hours, or mailed or telephoned to each Director at his address as shown by the books of the Corporation at least forty-eight (48) hours prior to the time of the meeting. Notice of the time, place and purpose of any meeting of Directors may be waived by a Director either before or after the meeting by his written assent filed with or entered upon the record of the meeting, or by his attendance at such meeting.

SECTION 6.  ACTION WITHOUT MEETING.

Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting in a writing, or writings, signed by all of the Directors which shall be filed with or entered upon the records of the Corporation.

SECTION 7.  QUORUM.

     A majority of the Directors then in office shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present,


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a majority of those present may adjourn the meeting from time to time without notice other than announcement of the meeting until a quorum shall attend. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8.  FIXING OF RECORD DATES.

     The Board of Directors may fix a time not exceeding sixty (60) days preceding any dividend payment date, or any date for the allotment of rights, as a record date for the determination of the shareholders entitled to receive dividends or rights, and may close the books of the Corporation against transfer of shares during the whole or any part of such period.

SECTION 9.  COMMITTEES.

     The Board of Directors may from time to time appoint certain of its members to act in the intervals between meetings of the Board as a committee or committees, and may delegate to such committee or committees powers and duties to be exercised and performed under the control and direction of the Board.

     In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee of not less than three
(3) members. During the intervals between meetings of the Board of Directors the Executive Committee, unless restricted by resolution of the Board, shall possess and may exercise, under the control and direction of the Board, all of the powers of the Board of Directors in the management and control of the business of the Corporation. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter and shall be subject to revision or recision of the Board, provided, however, that rights of third parties shall not be affected by any such action of the Board.

     In every case the affirmative vote of a majority of the members present at a meeting at which a majority of the members are present, or the consent of all of the members of a Committee, shall be necessary for the approval of any action, and action may be taken by a Committee without a formal meeting or written consent. Each Committee shall meet at the call of any member thereof and shall keep a written record of all actions taken by it.

SECTION 10.  INDEMNIFICATION AND INSURANCE.

     The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee, member, manager or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee,


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officer, employee or agent of another corporation, limited liability company, or a partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in the preceding paragraph against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

     The Corporation, upon approval by the Board of Directors, may enter into agreements with any persons whom the Corporation may indemnify under this Code of Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under law or this Code of Regulations to indemnify any such person.

SECTION 11.  REMOVAL.

     Except as may be provided in the Articles of Incorporation (as it may be duly amended from time to time) relating to the rights of holders of any class or series of stock which has a preference over the Common Stock as to dividends or upon liquidation of the Corporation to elect, by separate class vote, additional Directors, Directors may be removed from office by shareholders, with or without cause, only by the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of the Corporation entitled to elect Directors in place of those to be removed, voting jointly as a single class.


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ARTICLE 3.

OFFICERS.

SECTION 1.  OFFICERS.

     The Corporation shall have a Chairman of the Board of Directors, a President, a Secretary and a Treasurer, all of whom shall be chosen by the Board of Directors. The Chairman of the Board of Directors and the President shall be members of the Board of Directors. The Corporation may also have one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board may deem advisable, all of whom shall be chosen by the Board of Directors. The Board of Directors shall designate a chief executive officer. Any two (2) or more offices may be held by the same person. All officers shall hold office for one (1) year and until their successors are selected and qualified, unless otherwise specified by the Board of Directors, provided, however, that any officer shall be subject to removal at any time by the affirmative vote of a majority of the Directors then in office.

SECTION 2.  CHAIRMAN OF THE BOARD.

     The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall have such other powers and duties as may be vested in or imposed upon him by the Board of Directors.

SECTION 3.  THE PRESIDENT.

     The President shall perform such duties and have such powers as are assigned to or vested in him by the Board of Directors.

SECTION 4.  VICE PRESIDENT.

     The Vice President, or, if there be more than one (1), the Vice Presidents, in order of their seniority by designation (or if not designated, in order of their seniority of election), shall perform the duties of the President in his absence or during his disability to act. The Vice Presidents shall have such other duties and powers as may be assigned to or vested in them by the Board of Directors or the Executive Committee.

SECTION 5.  SECRETARY.

     The Secretary shall issue notices of all meetings for which notice is required to be given, shall keep the minutes thereof, shall have charge of the corporate seal and corporate record books, shall cause to be prepared for each meeting of shareholders the list of shareholders referred to in Section 5,
Article 1, hereof, and shall have such other powers and perform such other duties as assigned to or vested in him by the Board of Directors or the Executive Committee.


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SECTION 6.  TREASURER.

     The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep adequate and correct accounts of the Corporation's business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, shall prepare and lay before the shareholders' meetings the data referred to in Section 11, Article 1, hereof, and shall mail a copy of such data as required in said section to any shareholder requesting it. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer in such depositories as the Board of Directors may from time to time designate. The Treasurer shall have such other powers and perform such other duties as are assigned to or vested in him by the Board of Directors or the Executive Committee.

SECTION 7.  ASSISTANT SECRETARY.

     The Assistant Secretary shall perform all the duties of the Secretary in case of the absence or disability of the latter and shall perform such other and further duties as may be required of him by the Board of Directors or the Executive Committee.

SECTION 8.  ASSISTANT TREASURER.

     The Assistant Treasurer shall perform all the duties of the Treasurer in case of the absence or disability of the latter and shall perform such other and further duties as may be required of him by the Board of Directors or the Executive Committee.

SECTION 9.  OTHER OFFICERS.

     Other officers of the Corporation shall have such powers and duties as may be assigned to or vested in them by the Board of Directors or the Executive Committee.

SECTION 10.  AUTHORITY TO SIGN.

     Share certificates shall be signed as hereinafter in Article 4 provided. Except as otherwise specifically provided by the Board of Directors or the Executive Committee, checks, notes, drafts, contracts or other instruments authorized by the Board of Directors or the Executive Committee may be executed and delivered on behalf of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.


ARTICLE 4.

STOCK CERTIFICATES.



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SECTION 1.  CERTIFICATES.

     Each shareholder of the Corporation shall be entitled to a certificate signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, evidencing the number of full shares of the Corporation's capital stock held of record by him and fully paid. To the extent permitted by law, said certificates shall be deemed to be so signed whether the signatures be manual or facsimile signatures. Said certificates shall be in such form as shall be approved by the Board of Directors or the Executive Committee.

SECTION 2.  TRANSFER AND REGISTRATION.

     The Board of Directors and the Executive Committee shall have authority to make such rules and regulations as it deems expedient concerning the issuance, transfer and registration of share certificates and may appoint transfer agents and registrars thereof.

SECTION 3.  SUBSTITUTED CERTIFICATES.

     In case any certificate be lost, stolen, mutilated or destroyed the Board of Directors or the Executive Committee may authorize the issuance of a new certificate in lieu thereof upon such terms and conditions as it may deem advisable.


ARTICLE 5.

CORPORATE SEAL.

     The seal of the Company shall be circular in form with the words "GENCORP INC." stamped around the margin and the words "Corporate Seal" stamped across the center.


ARTICLE 6.

EMERGENCY POWERS.

SECTION 1.  DEFINITION.

     "An emergency" shall exist when the governor, or any other person lawfully exercising the power and discharging the duties of the office of governor, proclaims that an attack on the United States or any nuclear, atomic, or other disaster has caused an emergency for corporations, and such


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an emergency shall continue until terminated by proclamation of the governor or any other person lawfully exercising the powers and discharging the duties of the office of governor.

SECTION 2.  DIRECTORS.

     In the event of an emergency, meetings of the Board of Directors may be called by any Director or officer. Notice of the time and place of each such meeting of the Directors shall be given only to such of the Directors as it may be feasible to reach at the time and by such means, written or oral, as may be feasible at the time, including publication, radio, or other forms of mass communication. The Director or Directors present at any meeting of the Directors shall constitute a quorum for such meeting, and such Director or Directors may appoint one (1) or more of the officers of the Corporation Directors for such meeting. In the event that none of the Directors attends a meeting of the Directors, which has been duly called and notice of which has been duly given, the officers of the Corporation who are present, not exceeding three (3), in order of rank, shall be Directors for such meeting; provided, however, such officers may appoint one (1) or more of the other officers of the Corporation Directors for such meeting.

SECTION 3.  OFFICERS.

     During such period of emergency if the chief executive officer dies, is missing, or for any reason is temporarily or permanently incapable of discharging the duties of his office, then, until such time as the Directors shall otherwise order, the next ranking officer who is available shall assume the duties and authority of the office of such deceased, missing or incapacitated chief executive officer. The offices of Secretary and Treasurer shall be deemed to be of equal rank, and within the same office or as between the offices of Secretary and Treasurer, rank shall be determined by seniority of the first election to the office, or if two (2) or more persons shall have been first elected to such office at the same time, by seniority in age.

SECTION 4.  CONFLICTING PROVISIONS OF CODE, ARTICLES OR REGULATIONS.

     The emergency powers in this Article 6 shall be effective during an emergency notwithstanding any different provisions in ss. 1701.01 to ss. 1701.98, inclusive, of the Revised Code of Ohio, and notwithstanding any different provisions of the Articles of Incorporation or Code of Regulations which are not expressly stated to be operative during an emergency.

SECTION 5.  FURTHER AUTHORIZATION TO DIRECTORS.

     The Directors further are authorized to adopt either before or during an emergency, emergency by-laws subject to repeal or change by actions of the shareholders, which shall be operative during, but only during, an emergency notwithstanding any different provisions elsewhere in ss. 1701.01 to ss. 1701.98, inclusive, of the Revised Code of Ohio and notwithstanding any different provisions in the Articles of Incorporation or Code of Regulations which are not expressly stated to


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the operative during an emergency. The emergency by-laws which may be adopted by the Directors under this Section 5 may make any provision which is consistent with emergency regulations of the preceding sections of this Article 6 and which may be made by emergency regulations, as provided in Sec. 1701.111, divisions
(A) and (B) of the Revised Code of Ohio.


ARTICLE 7.

AMENDMENTS.

SECTION 1.

     Subject to the provisions stated below, this Code of Regulations may be amended either at any meeting of the shareholders by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or without a meeting by the written consent of the holders of record of shares entitling them to exercise two-thirds (2/3) of the voting power on such proposal, provided, however, that in the event this Code of Regulations is amended otherwise than by vote as aforesaid, the Secretary shall mail a copy of the amendment to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof. Anything in this
Article 7 to the contrary notwithstanding, however, so long as any shares of a class of stock of the Corporation having the right on certain conditions to elect Directors representing such class shall be outstanding, no amendment of the provisions of Section 9 of Article 1 hereof relating to the quorum at meetings of shareholders, or of Section 4 of Article 2 hereof relating to the filling of vacancies in the Board of Directors, or of this Article 7, which would adversely affect the rights or preferences of such class of stock or of the holders thereof, shall be made without the affirmative vote of the holders of at least two-thirds (2/3) of the shares of such class at the time outstanding.



SECTION 2.

     Notwithstanding the provisions of Section 1 of this Article 7 or any other provisions of the Articles of Incorporation or this Code of Regulations (and notwithstanding that a lesser percentage may be allowed by law), no alteration, amendment, addition to or repeal of Sections 1, 2, 3, 4 and 11 of Article 2 or this Section 2 of Article 7 shall be made except by the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of the Corporation entitled to vote, voting jointly as a single class.


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Effective 3-29-00